As filed with the Securities and Exchange Commission on December 2, 2003
                                                   Registration No. 333-105899
______________________________________________________________________________


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          ______________________

                    POST-EFFECTIVE AMENDMENT NO. 1 TO
                                 FORM S-1
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                          ______________________

                            KNBT BANCORP, INC.
______________________________________________________________________________
  (Exact name of registrant as specified in its articles of incorporation)


     Pennsylvania                  6036                    38-3681905
______________________________________________________________________________
   (State or other          (Primary Standard           (I.R.S. Employer
   jurisdiction of     Industrial Classification     Identification No.)
  incorporation or            Code Number)
   organization)


                             90 Highland Avenue
                       Bethlehem, Pennsylvania 18017
                               (610) 861-5000
______________________________________________________________________________
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                             Scott V. Fainor
                  President and Chief Executive Officer
                            90 Highland Avenue
                      Bethlehem, Pennsylvania 18017
                              (610) 861-5000
______________________________________________________________________________
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                Copy to:
                         Raymond A. Tiernan, Esq.
                         Philip Ross Bevan, Esq.
                         Hugh T. Wilkinson, Esq.
                  Elias, Matz, Tiernan & Herrick L.L.P.
                    734 15th Street, N.W., 12th Floor
                         Washington, D.C.  20005

                                 PART II



Deregistration of Common Stock
------------------------------

     The Registrant hereby deregisters 811,045 shares of common stock, par value $.01 per share ("Common Stock"), previously registered. The Company previously registered 31,174,183 shares of Common Stock of which 20,201,188 shares were issued in the Registrant's recently completed offering of Common Stock, 1,616,095 shares were contributed to the Keystone Nazareth Charitable Foundation and 8,545,855 shares were issued in exchange for issued and outstanding shares of First Colonial Group, Inc. upon its merger with and into the Registrant.



                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Pennsylvania on December 1, 2003.

                              KNBT BANCORP, INC.

                         By:  /s/ Scott V. Fainor
                              -------------------------------------
                              Scott V. Fainor
                              President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Name                          Title                        Date
_____________________    ____________________________    ____________________



/s/ Scott V. Fainor          Director, President and         December 1, 2003
-------------------          Chief Executive Officer
Scott V. Fainor


/s/ Eugene T. Sobol          Senior Executive Vice           December 1, 2003
-------------------          President and Chief
Eugene T. Sobol              Operating Officer


/s/ Reid L. Heeren           Executive Vice President and    December 1, 2003
------------------           Chief Financial Officer
Reid L. Heeren               (principal financial and
                             accounting officer)


/s/ Jeffrey P. Feather*      Chairman of the Board           December 1, 2003
-----------------------
  Jeffrey P. Feather


/s/ Michael J. Gausling*     Director                        December 1, 2003
------------------------
  Michael J. Gausling



/s/ Donna D. Holton*         Director                        December 1, 2003
--------------------
  Donna D. Holton

                             Director
-------------------------
  Christian F. Martin, IV


       Name                          Title                        Date
_____________________    ____________________________    ____________________



/s/ John A. Mountain*        Director                        December 1, 2003
---------------------
  John A. Mountain


                             Director
----------------------
  Daniel B. Mulholland



/s/ R. Chadwick Paul, Jr.*   Director                        December 1, 2003
--------------------------
  R. Chadwick Paul, Jr.


                             Director
--------------------
  Charles J. Peischl



/s/ Robert R. Scholl*        Director                        December 1, 2003
---------------------
  Robert R. Scholl



/s/ Kenneth R. Smith*        Director                        December 1, 2003
---------------------
  Kenneth R. Smith



/s/ R. Charles Stehly*       Director                        December 1, 2003
----------------------
  R. Charles Stehly


                             Director
----------------------
  Richard Stevens, III



/s/ Richard L. Strain*       Director                        December 1, 2003
----------------------
  Richard L. Strain


                             Director
-----------------
  Maria Z. Thulin


___________________

* By Eugene T. Sobol pursuant to power of attorney.